UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 22, 2006

Date of report (Date of earliest event reported)

K-tel International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-07115	41-0946588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Cheshire Lane North, Suite 100
Plymouth, Minnesota 55447
(Address of principal executive offices, including zip code)

(763) 559-5566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)           On September 22, 2006, we terminated the employment of Larry Dunmall as our Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective immediately.  The termination of Mr. Dunmall’s employment was intended to reduce operating costs and takes into account the fact that the duties of Mr. Dunmall will be assumed by other accounting and financial personnel, including our Controller.

(c)           On September 27, 2006, our board of directors appointed Kim Lockwood, age 50, our Controller, as our Principal Financial Officer and Principal Accounting Officer, to serve until her successor has been duly elected and shall qualify, subject to her earlier death, disqualification, resignation or removal.  There are no familial relationships between Ms. Lockwood and any other officer or director of our company.  Ms. Lockwood served as our Controller from 1997 until July 2005, and from July 2006 until present.  From July 2005 to July 2006, Ms. Lockwood was Assistant Controller for Heritage Development, Inc., a land development company based in Little Canada, Minnesota.  There are no transactions in which Ms. Lockwood has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-tel International, Inc.

Date: September 28, 2006	By:	/s/ Philip Kives
Name: Philip Kives
Title: President